Exhibit 10.1

DEL MAR PHARMACEUTICALS (BC) LTD.

AMENDED AND RESTATED STOCK OPTION PLAN

Approved by the Board of Directors of Del Mar Pharmaceuticals (BC) Ltd. on February 1, 2012, and by the Board of Directors of DelMar Pharmaceuticals, Inc., as amended and restated on August 16, 2013

TABLE OF CONTENTS

Article 1 DEFINITIONS AND INTERPRETATION		4

1.1	Definitions	4
1.2	Choice of Law	7
1.3	Effective Amendment Date	7
1.4	Headings	7

Article 2 PURPOSE AND PARTICIPATION		7

2.1	Purpose	7
2.2	Participation	7
2.3	Notification of Award	8
2.4	Copy of Plan	8
2.5	Limitation	8

Article 3 TERMS AND CONDITIONS OF OPTIONS		8

3.1	Parent’s Board to Issue Parent Shares	8
3.2	Number of Parent Shares	8
3.3	Term of Option	8
3.4	Termination	8
3.5	Exercise Price	11
3.6	Additional Terms	11
3.7	Going Public Agreements	12
3.8	Assignment of Options	12
3.9	Adjustments	12
3.10	Vesting Terms	12
3.11	U.S. Participants	13

Article 4 EXERCISE OF OPTION		14

4.1	Exercise of Option	14
4.2	Cashless Exercise	14
4.3	Issue of Share Certificates	14
4.4	Condition of Issue	14
4.5	Withholding Taxes	15

Article 5 ADMINISTRATION		15

5.1	Administration	15
5.2	Interpretation	15

Article 6 AMENDMENT, TERMINATION AND NOTICE		15

6.1	Prospective Amendment	15
6.2	Retrospective Amendment	16
6.3	Approvals	16
6.4	Termination	16
6.5	Agreement	16
6.6	Notice	16

Schedule A		A-17

Schedule B		B-20

STOCK OPTION PLAN

Article 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the meanings set forth below:

(a)	“Administrator” means, initially, the President of the Company and thereafter will mean such director or other senior officer or employee of the Company or an affiliate of the Company as may be designated as Administrator by the Board from time to time.

(b)	“affiliate” has the meaning given to that term under the Business Corporations Act (British Columbia).

(c)	“Award Date” means the date on which the Board awards a particular Option or such other effective award date determined by the Board.

(d)	“Board” means the board of directors of the Company, or any committee thereof to which the board of directors of the Company has delegated the power to administer and grant Options under the Plan.

(e)	“Cashless Exercise” has the meaning given to that term under section 4.2.

(f)	“Cause” means:

(i)	Cause as such term is defined in the written employment agreement between the Option Holder and the Company or an affiliate of the Company; or

(ii)	in the event there is no written employment agreement between the Option Holder and the Company or an affiliate of the Company or Cause is not defined therein, the usual meaning of just cause under the common law or the laws of the jurisdiction in which the Option Holder is employed.

(g)	“Consultant” means any Person, such as a service provider pursuant to a consulting or services agreement between such Person and the Company or an affiliate of the Company, as may, from time to time, be permitted or not precluded by the rules and policies of the applicable Regulatory Authorities to be granted Options.

(h)	“Company” means Del Mar Pharmaceuticals (BC) Ltd., a company incorporated under the laws of British Columbia.

(i)	“Compensation Committee” means the compensation committee of the Company, if and as constituted from time to time.

(j)	“Convertible Shares” has the meaning given to that term under section 3.4(e).

(k)	“Director” means any individual holding the office of director of the Company or an affiliate of the Company.

(l)	“Effective Amendment Date” means August 16, 2013.

(m)	“Employee” means any individual regularly employed on a full-time basis by the Company or an affiliate of the Company as may, from time to time, be permitted or not precluded by the rules and policies of the applicable Regulatory Authorities to be granted Options.

(n)	“Equity Securities” means:

(i)	Shares or any other security of Parent that carries the residual right to participate in the earnings of Parent and, on liquidation, dissolution or winding-up, in the assets of Parent, whether or not the security carries voting rights;

(ii)	any warrants, options or rights entitling the holders thereof to purchase or acquire any such securities; or

(iii)	any securities issued by Parent which are convertible or exchangeable into such securities.

(o)	“Exercise Notice” means the notice respecting the exercise of an Option, in the form set out as Schedule B hereto, duly executed by the Option Holder.

(p)	“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date.

(q)	“Exercise Price” means the price at which an Option may be exercised as determined in accordance with section 3.5.

(r)	“Expiry Date” means the date determined in accordance with section 3.4 and after which a particular Option cannot be exercised.

(s)	“Fixed Expiry Date” has the meaning given to that term under section 3.4.

(t)	“Fully Diluted Basis” means, at any time, the number of issued and outstanding Parent Shares assuming all options, warrants or other convertible securities or instruments or other rights to acquire Parent Shares have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

(u)	“Market Value” means the market value of the Parent Shares as determined in accordance with section 3.5.

(v)	“Option” means an option to acquire Parent Shares, awarded to a Director, Employee or Consultant under the Plan.

(w)	“Option Certificate” means the certificate, in the form set out as Schedule A hereto, evidencing an Option.

(x)	“Option Holder” means a Director, Employee or Consultant, or former Director, Employee or Consultant, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(y)	“Parent” means DelMar Pharmaceuticals, Inc., a company incorporated under the laws of the state of Nevada.

(z)	“Parent Shares” means shares of common stock of Parent, par value US$0.001 per share.

(aa)	“Person” means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator, or other legal personal representatives, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted.

(bb)	“Personal Representative” means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

(cc)	“Plan” means this amended and restated stock option plan.

(dd)	“Purchaser” has the meaning given to that term under section 3.4(e).

(ee)	“Regulatory Authorities” means all stock exchanges, inter-dealer quotation networks and other organized trading facilities on which the Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company.

(ff)	“Selling Shareholders” has the meaning given to that term under section 3.4(e).

(gg)	“Shares” means Parent Shares or shares of any other class in the share capital of Parent from time to time.

(hh)	“Substantial Sale” has the meaning given to that term under section 3.4(e).

(ii)	“Termination Date” means:

(i)	in the case of the resignation of the Option Holder’s employment or the termination of the Option Holder’s consulting or service contract by the Option Holder, the date that the Option Holder provides notice of such resignation or termination to the Company or an affiliate of the Company; or

(ii)	in the case of the termination of the Option Holder’s employment or consulting or service contract by the Company or an affiliate of the Company for any reason other than death or disability, the date that the Company or an affiliate of the Company delivers written notice of termination of the Option Holder’s employment or consulting or service contract to the Option Holder; or

(iii)	in the case of the expiry of a fixed-term employment or consulting or service contract that is not renewed or extended, the last day of the term.

(jj)	“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing, including any sale or exchange pursuant to a plan of arrangement, merger, consolidation, acquisition or similar transaction; and the words “Transferred”, “Transferring” and similar words have corresponding meanings.

1.2	Choice of Law

The Plan is established under, and the provisions of the Plan will be subject to and interpreted and construed in accordance with, the laws of the Province of British Columbia.

1.3	Effective Amendment Date

This Plan has been amended and restated with effect from the Effective Amendment Date.

1.4	Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

Article 2
PURPOSE AND PARTICIPATION

2.1	Purpose

The purpose of the Plan is to provide the Company and Parent with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and Parent and to enable and encourage such Directors, Employees and Consultants to acquire Parent Shares as long term investments.

2.2	Participation

If the Board has constituted a Compensation Committee, the Compensation Committee will, from time to time, recommend to the Board those Directors, Employees and Consultants, if any, to whom Options should be awarded. The Board will, from time to time and in its sole discretion, taking into account any recommendations of the Compensation Committee, determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. The Board may, in its sole discretion, grant the majority of the Options to insiders of the Company or of an affiliate of the Company.

2.3	Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator will notify the Option Holder in writing of the award and will enclose with such notice the Option Certificate (or a copy thereof) representing the Option so awarded.

2.4	Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, will be provided with a copy of the Plan. A copy of any amendment to the Plan will be promptly provided by the Administrator to each Option Holder.

2.5	Limitation

The Plan does not give any Option Holder that (i) is a Director the right to serve or continue to serve as a Director of the Company or an affiliate of the Company, (ii) is an Employee the right to be or to continue to be employed with the Company or an affiliate of the Company or (iii) is a Consultant the right to have a consulting relationship with the Company or an affiliate of the Company or provide services to the Company or an affiliate of the Company.

Article 3
TERMS AND CONDITIONS OF OPTIONS

3.1	Parent’s Board to Issue Parent Shares

The Parent Shares to be issued to Option Holders upon the exercise of Options will be authorized and unissued Parent Shares, the issuance of which will have been authorized by Parent’s board of directors.

3.2	Number of Parent Shares

Subject to adjustment as provided for in section 3.9 of the Plan, the number of Parent Shares that will be available for Directors, Employees and Consultants to acquire pursuant to Options granted under the Plan will not exceed 7.5% of the number of issued and outstanding Parent Shares on a Fully Diluted Basis as at the time of grant and the maximum number of Parent Shares that will be available for Employees to acquire pursuant to ISOs (as defined in section 3.11 of this Plan) will not exceed 5% of the number of issued and outstanding Parent Shares on a Fully Diluted Basis at the time of grant. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Parent Shares in respect of which the Option was not exercised will again be available for the purposes of the Plan.

3.3	Term of Option

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period will terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date.

3.4	Termination

The Expiry Date of an Option will be the earlier of the date that is the tenth anniversary of the Award Date of such Option, or such other date so fixed by the Board at the time the particular Option is awarded provided that such date will be no later than the tenth anniversary of the Award Date of such Option (the “Fixed Expiry Date”), or the date established, if applicable, in subsections (a) to (e) below:

(a)	Death

In the event that the Option Holder should die while he or she is a Director (if he or she holds his or her Option as a Director) or Employee (if he or she holds his or her Option as an Employee) or Consultant (if he or she holds his or her Option as a Consultant), the Expiry Date for any vested portion or portions of the Option will be the date that is twelve months after the date of the Option Holder’s death. The Expiry Date for any unvested portion of the Option will be the date of the Option Holder’s death.

(b)	Disability

In the event that the Option Holder becomes permanently disabled while he or she is a Director (if he or she holds his or her Option as a Director) or Employee (if he or she holds his or her Option as an Employee) or Consultant (if he or she holds his or her Option as a Consultant) and ceases to be a Director, Employee or Consultant as a result of the permanent disability, the Expiry Date for any vested portion or portions of the Option will be the date that is six months after the date that the Option Holder ceases to be a Director, Employee or Consultant, as the case may be. The Expiry Date for any unvested portion of the Option will be the date that the Option Holder ceases to be a Director, Employee or Consultant, as the case may be.

(c)	Ceasing to Hold Office

In the event that the Option Holder holds his or her Option as a Director and such Option Holder ceases to be a Director other than by reason of death or permanent disability, the Expiry Date for any vested portion or portions of the Option will be, unless otherwise provided for in the Option Certificate:

(i)	the 90th day following the date that the Option Holder ceases to be a Director; or

(ii)	a date determined by the Board, in its sole discretion, that is on or before the date that is five years from the date that such Option Holder ceases to be a Director;

unless the Option Holder ceases to be a Director as a result of:

(iii)	ceasing to meet the qualifications required under applicable laws;

(iv)	being removed from office in accordance with applicable laws; or

(v)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date will be the date that the Option Holder ceases to be a Director. The Expiry Date for any unvested portion of the Option will be the date that the Option Holder ceases to be a Director.

(d)	Ceasing to be an Employee or Consultant

In the event that the Option Holder holds his or her Option as an Employee or Consultant and such Option Holder ceases to be an Employee or Consultant other than by reason of death or permanent disability, the Expiry Date of any vested portion or portions of the Option will be the 90th day following the Termination Date unless the Option Holder ceases to be an Employee or Consultant as a result of:

(i)	termination of employment for Cause (if he or she holds his or her Option as an Employee); or

(ii)	termination for failure to fulfil services pursuant to a consulting or services agreement (if he or she holds his or her Option as a Consultant); or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date will be the Termination Date. The Expiry Date for any unvested portion of the Option will be the Termination Date.

(e)	Substantial Sale

If security holders of Parent (the “Selling Shareholders”) have agreed to Transfer to a Person, or Persons acting jointly or in concert, (a “Purchaser”), Equity Securities representing more than 66 2/3% of the Parent Shares (a “Substantial Sale”) and the Purchaser also offers to buy the Options of an Option Holder, then the Option Holder must sell any Options which remain outstanding at the completion of the Substantial Sale to the Purchaser at a price equal to:

The number of Shares then Exercisable under the Option	X	The price per Share being paid by the Purchaser to the Selling Shareholder minus the exercise price per Share under the Option and on otherwise similar terms and conditions as are applicable under the Substantial Sale. If the Selling Shareholders have agreed to sell Equity Securities which are convertible into Shares only (“Convertible Shares”), the price per Share applicable in the above formula will be calculated on an as converted basis (and if there is more than one conversion rate applicable to different classes or series of Convertible Shares outstanding, the conversion will be computed on a pro rata basis based upon the ratio of the number of Shares which holders of each class or series of Convertible Shares may acquire to the total number of Shares which all holders of all classes and series of Convertible Shares may acquire).

If the Purchaser offers to buy the Options of an Option Holder and the Option Holder does not sell the Option Holder’s Options to the Purchaser as contemplated above, then that Option Holder’s Options will expire, terminate and be cancelled on completion of the Substantial Sale.

Notwithstanding section 3.4(e) above, the Board may, in a manner no less favourable from a financial point of view to an Option Holder than the treatment provided in section 3.4(e) above, determine the manner in which all unexercised Options granted under this Plan will be treated in the event of a Substantial Sale including, without limitation, determining to accelerate the vesting of all unvested Options.

Notwithstanding anything else contained in the Plan and subject to any necessary approval from Parent’s shareholders and the Regulatory Authorities, the Board may in its discretion (i) extend the Expiry Date of any Option, provided that in no case will an Option be exercisable later than the tenth anniversary of the Award Date of the Option or (ii) accelerate the vesting terms applicable to an Option.

3.5	Exercise Price

The price at which an Option Holder may purchase a Parent Share upon the exercise of an Option will be as set forth in the Option Certificate issued in respect of such Option and in any event will not be less than the Market Value of the Parent Shares as of the Award Date. The Market Value of the Parent Shares for any particular date will be determined as follows:

(a)	for each organized trading facility on which the Parent Shares are listed, Market Value will be determined by a resolution of the Board and must be either:

(i)	the closing trading price of the Parent Shares on the last trading day immediately preceding such date; or

(ii)	a value that is within the parameters set by the guidelines or policies of such organized trading facility;

(b)	Reserved.

(c)	if the Parent Shares are listed on more than one organized trading facility, then Market Value will be the greatest of the Market Values determined for each organized trading facility on which those Parent Shares are listed as determined for each organized trading facility in accordance with subsections (a) and (b) above; and

(d)	if the Parent Shares are listed on one or more organized trading facility but have not traded during the ten trading day period immediately preceding such date, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, such value as is determined by resolution of the Board.

Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities as would apply to the Award Date in question.

3.6	Additional Terms

Subject to all applicable securities laws and regulations and the rules and policies of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in a schedule attached to the Option Certificate. These terms and conditions may include, but are not necessarily limited to, the following:

(a)	providing that an Option expires on a date other than as provided for herein, provided that in no case will an Option be exercisable later than the tenth anniversary of the Award Date of the Option;

(b)	providing that a portion or portions of an Option vest after certain periods of time or upon the occurrence of certain events, or expire after certain periods of time or upon the occurrence of certain events other than as provided for herein; and

(c)	providing that an Option be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events, such as a friendly or hostile takeover bid for the Company.

3.7	Going Public Agreements

If Parent proceeds to list its Shares on a public stock exchange or commences a public offering, each Option Holder will promptly enter into all such escrow, pooling or other agreements as are required by the securities regulatory authorities, the exchange, the agents or the underwriters in connection with such listing or public offering.

3.8	Assignment of Options

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by section 4.1, exercise the Option within the Exercise Period.

3.9	Adjustments

If, prior to the complete exercise of an Option, the Parent Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively, the “Event”), an Option, to the extent that it has not been exercised, will be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Parent Shares will be issued upon the exercise of an Option and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional Parent Share, such Option Holder will have the right to purchase only the next lowest whole number of Parent Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

3.10	Vesting Terms

Unless otherwise determined by the Board in accordance with the terms and conditions of this Plan, Options will be granted by the Board on the following basis:

(a)	any Option granted to a Director will vest over a one year period on a monthly basis in equal portions such that 1/12 of the Option will vest at the end of the first month following the Award Date, another 1/12 of the Option will vest at the end of the second month, and so forth, until the Option is fully vested; and

(b)	any Option granted to an Employee will vest over a three year period on a monthly basis in equal portions such that 1/36 of the Option will vest at the end of the first month following the Award Date, another 1/36 of the Option will vest at the end of the second month, and so forth, until the Option is fully vested.

For clarity, the Board may deviate from the terms of this section 3.10 with respect to the grant of Options provided that such grant is made in accordance with the other terms of this Plan.

3.11	U.S. Participants

Any Option granted under the Plan to an Option Holder who is a citizen or resident of the United States (including its territories, possessions and all areas subject to the jurisdiction) (a “U.S. Participant”) may be an incentive stock option (an “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, of the United States (the “Code”), but only if so designated by the Company in the agreement evidencing such Option. No provision of this Plan, as it may be applied to a U.S. Participant with respect to Options which are designated as ISOs, shall be construed so as to be inconsistent with any provision of Section 422 of the Code or the Treasury Regulations thereunder. Grants of Options to U.S. Participants which are not designated as or otherwise do not qualify as ISOs will be treated as nonstatutory stock options for U.S. federal tax purposes. Notwithstanding anything in this Plan contained to the contrary, the following provisions shall apply to ISOs granted to each U.S. Participant:

(a)	ISOs shall only be granted to individual U.S. Participants who are, at the time of grant, employees of the Company or an affiliate of the Company within the meaning of the Code. Any director of the Company or an affiliate of the Company who is a U.S. Participant shall be ineligible to vote upon the granting of such Option;

(b)	the aggregate fair market value (determined as of the time an ISO is granted) of the Parent Shares subject to ISOs exercisable for the first time by a U.S. Participant during any calendar year under this Plan and all other stock option plans, within the meaning of Section 422 of the Code, of the Company shall not exceed One Hundred Thousand Dollars in U.S. funds (U.S.$100,000);

(c)	the Exercise Price for Parent Shares under each ISO granted to a U.S. Participant pursuant to this Plan shall be not less than fair market value of such Parent Shares at the time the Option is granted, as determined in good faith by the Board at such time (unless such ISO is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code);

(d)	if any U.S. Participant to whom an ISO is to be granted under the Plan at the time of the grant of such ISO is the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of Parent, then the following special provisions shall be applicable to the ISO granted to such individual:

(i)	the Exercise Price (per share) subject to such ISO shall not be less than one hundred ten percent (110%) of the fair market value of one Parent Share at the time of grant; and

(ii)	for the purposes of this section 3.11 only, the Exercise Period shall not exceed five (5) years from the date of grant;

(e)	no ISO may be granted hereunder to a U.S. Participant following the expiration of ten (10) years after the date on which this Plan is adopted by the Company or the date on which the Plan is approved by the shareholders of Parent, whichever is earlier; and

(f)	no ISO granted to a U.S. Participant under the Plan shall become exercisable unless and until the Plan shall have been approved by the shareholders of Parent.

Article 4
EXERCISE OF OPTION

4.1	Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of the Option Holder. Subject to section 4.2, an Option Holder or the Personal Representative of the Option Holder may exercise the vested portion or portions of an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to “DelMar Pharmaceuticals, Inc.” in an amount equal to the aggregate Exercise Price of the Parent Shares to be purchased pursuant to the exercise of the Option or consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

4.2	Cashless Exercise

Notwithstanding section 4.1, in lieu of paying the Exercise Price for Shares to be issued pursuant to the exercise of an Option, the Option Holder or the Personal Representative of the Option Holder that is entitled to exercise an Option may elect to receive a number of Parent Shares subject to the Option determined by (i) subtracting the Exercise Price under the Option from the Market Price of the Parent Shares as of the date of exercise, (ii) multiplying the difference by the number of Parent Shares in respect of which the Option Holder or Personal Representative, as the case may be, wishes to exercise the Option and (iii) dividing that product by the Market Price of the Parent Shares as of the date of exercise, rounded down to the next lowest whole number of Parent Shares (the “Cashless Alternative”). Upon making an election pursuant to this section 4.2, the Option Holder or Personal Representative, as the case may be, shall make payment of the aggregate Exercise Price of the Parent Shares to be so purchased by exchanging the Option or the portion of the Option being exercised for such number of Parent Shares.

4.3	Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator will, in his sole discretion, either cause to be delivered to the Option Holder a certificate for the Parent Shares purchased by the Option Holder. If the number of Parent Shares in respect of which the Option was exercised is less than the number of Parent Shares subject to the Option Certificate surrendered, the Administrator will forward a new Option Certificate (or a copy thereof) to the Option Holder concurrently with delivery of the share certificate for the balance of the Parent Shares available under the Option.

4.4	Condition of Issue

The Options and the issue of Parent Shares pursuant to the exercise of Options are subject to the terms and conditions of the Plan and compliance with the rules and policies of all applicable Regulatory Authorities with respect to the granting of such Options and the issuance and distribution of such Parent Shares, and to all applicable securities laws and regulations. The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Company and Parent any information, reports or undertakings required to comply with, and to fully cooperate with, the Company and Parent in complying with such laws, regulations, rules and policies.

4.5	Withholding Taxes

Without limiting the generality of section 4.4, the Company may withhold any amount the Company is required by applicable law to withhold or deduct on account of income taxes or other deductions required by any Canadian or foreign federal, provincial, state or local taxing authorities or other amounts required by law to be withheld in relation to any Cashless Alternative election and may deduct such amount from any payment required to be made under the Option, or any other amount payable by the Company to the Option Holder or Personal Representative. The Option Holder or Personal Representative shall bear and be responsible for any and all income or other tax imposed in respect of any Cashless Alternative election. If the Company so determines, the Company shall have the right to require, prior to delivery of any Parent Shares upon exercise of an Option pursuant to the Cashless Alternative, payment by the Option Holder or Personal Representative of the excess of any applicable Canadian or foreign federal, provincial, state local or other taxes over any amounts withheld by the Company, in order to satisfy the tax obligations in respect of any Cashless Alternative election. If the Company does not withhold an amount, or require payment of an amount by an Option Holder or Personal Representative, sufficient to satisfy all income tax obligations, the Option Holder or Personal Representative shall make reimbursement, on demand, in cash, of any amount paid by the Company in satisfaction of any tax obligation.

Article 5
ADMINISTRATION

5.1	Administration

The Plan will be administered by the Administrator on the instructions of the Board. The Compensation Committee may, from time to time, recommend to the Board how the Plan should be administered. The Board may make, amend and repeal at any time and from time to time such policies not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such policies will form part of the Plan. The Board may delegate to the Administrator or any director, officer or employee of the Company or an affiliate of the Company such administrative duties and powers as it may see fit.

5.2	Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto will be final and conclusive and will not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder will be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person will be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

Article 6
AMENDMENT, TERMINATION AND NOTICE

6.1	Prospective Amendment

The Board may, from time to time and in accordance with any third party obligations of the Company, amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Parent Shares, or for any other purpose which may be permitted by all relevant laws, regulations, rules and policies provided always that any such amendment (with the exception of an amendment pursuant to section 3.4(e)) will not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.2	Retrospective Amendment

The Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been previously granted.

6.3	Approvals

The Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities.

6.4	Termination

The Board may terminate the Plan at any time provided that such termination will not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination which will continue to be governed by the provisions of the Plan.

6.5	Agreement

The Company and every Option awarded hereunder will be bound by and subject to the terms and conditions of the Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms and conditions of the Plan.

6.6	Notice

Any notice or other communication contemplated under the Plan to be given by the Company to an Option Holder will be given by the Company delivering or faxing the notice to the Option Holder at the last address for the Option Holder in the Company’s records. Any such notice will be deemed to have been given on the date on which it was delivered, or in the case of fax, the next business day after transmission. An Option Holder may, at any time, advise the Company of a change in the Option Holder’s address or fax number.

Schedule A

DEL MAR PHARMACEUTICALS
STOCK OPTION PLAN

OPTION CERTIFICATE

This Certificate is issued pursuant to the provisions of the DelMar Pharmaceuticals, Inc. amended and restated stock option plan (the “Plan”) and evidences that ____________________ is the holder (the “Option Holder”) of an option (the “Option”) to purchase up to _____________ shares of common stock, par value US $0.001 per share (the “Parent Shares”) in the capital of DelMar Pharmaceuticals, Inc. (“Parent”). The Exercise Price of the Option is U.S. $_____ per Parent Share.

Subject to the provisions of the Plan:

(a)	the Award Date of the Option is ________________, ______; and

(b)	the Fixed Expiry Date of the Option is _______________, _____.

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the Award Date through to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to “DelMar Pharmaceuticals, Inc.” in an amount equal to the aggregate of the Exercise Price of the Parent Shares in respect of which the Option is being exercised.

This Certificate and the Option evidenced hereby are not assignable, transferable or negotiable and are subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Option Holder hereby expressly agrees with the Company to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company will prevail.

The Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto. All terms not otherwise defined in this Certificate will have the meanings given to them under the Plan.

Dated this ____ day of __________________, ______.

DELMAR PHARMACEUTICALS, INC.

Per:
Administrator, Stock Option Plan DelMar Pharmaceuticals, Inc.

Acknowledged and agreed this ____ day of _________________, ______

Signature of Option Holder

OPTION CERTIFICATE - SCHEDULE

The additional terms and conditions attached to the Option represented by this Certificate are as follows:

1.      ●; and

2.      ●.

DELMAR PHARMACEUTICALS, INC.

Per:
Administrator, Stock Option Plan DelMar Pharmaceuticals, Inc.

Schedule B

DelMar Pharmaceuticals, INC.
STOCK OPTION PLAN

NOTICE OF EXERCISE OF OPTION

TO:	The Administrator, Stock Option Plan DelMar Pharmaceuticals, Inc. c/o David Frost 1300 – 777 Dunsmuir Street Vancouver, British Columbia, V7Y 1K2

The undersigned hereby irrevocably gives notice, pursuant to the DelMar Pharmaceuticals, Inc. amended and restated stock option plan (the “Plan”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable items):

(a)	all of the Parent Shares which are the subject of the Option;

(b)	___________________ of the Parent Shares which are the subject of the Option; or

(c)	subject to the terms of the Plan and the Option, the number of Parent Shares which may be purchased under the Option pursuant to the Cashless Alternative set out in section 4.2 of the Plan, in exchange for the option to purchase ____________ of the Parent Shares which may be purchased under the Option.

Unless the undersigned has elected the Cashless Alternative, undersigned tenders herewith a certified cheque or bank draft (circle one) payable to “DelMar Pharmaceuticals, Inc..” in an amount equal to the aggregate Exercise Price of the aforesaid Parent Shares. The undersigned directs Parent to issue the certificate evidencing said Parent Shares in the name of the undersigned to be mailed to the undersigned at the following address:

___________________________________

___________________________________

___________________________________

By executing this Notice of Exercise of Option the undersigned hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan. All terms not otherwise defined in this Notice of Exercise of Option will have the meanings given to them under the Option Certificate.

DATED this ______ day of ____________________, __________.

Signature of Option Holder